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                                                                       Exhibit 6


[Sutherland Asbill & Brennan LLP]



                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm in the prospectus included in Post-Effective Amendment No. 5 to the Registration Statement on Form S-6 for Flexible Premium Joint and Last Survivor Variable Life Insurance Policy, issued through the General American Separate Account Eleven (File No. 333-53673). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                     SUTHERLAND ASBILL & BRENNAN LLP



                                     By: /s/Stephen E. Roth
                                         ---------------------
                                            Stephen E. Roth

Washington, D.C.
April 26, 2002